Exhibit 10.16

CPI Bayin Obo 49.5MW Wind Farm Project

Purchase Contract of Wind Turbine Generator

Volume I Contract Terms

Buyer: Shanxi Zhangze Electric Power Co., Ltd.

Seller: Zhongshan Mingyang Electrical Appliance Co., Ltd.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

Table of Contents

Volume I Contract Terms

Article 1 Definition

Article 2 Scope of Contract

Article 3 Contract Price

Article 4 Payment

Article 5 Delivery and Transport

Article 6 Packing and Marking

Article 7 Technical Service and Technical Liaison

Article 8 Manufacture Supervision and Inspection

Article 9 Installation, Testing, Commissioning, 240 Certification and Final Certification

Article 10 Warranty

Article 11 Spare Parts and Special Tools

Article 12 Infringement and Confidentiality

Article 13 Performance Guarantee

Article 14 Taxes

Article 15 Subcontracting and Outsourcing

Article 16 Contract Changes, Modifications and Termination

Article 17 Force Majeure

Article 18 Settlement for Contract Disputes

Article 19 Contract Validation

Article 20 Miscellaneous

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

Volume II Contract Attachment

Attachment 1	Technical Specification

Attachment 2	Scope of Work and Supply

Attachment 3	Delivery Schedule of Technical Data

Attachment 4	Delivery Schedule

Attachment 5	Equipment Manufacture Supervision (Inspection) and Performance Acceptance Test

Attachment 6	Sub-item Price List

Attachment 7	Technical Service and Technical Liaison

Attachment 8	Information of Subcontractors/Purchased Parts

Attachment 9	Information of Large Parts

Attachment 10	Format and Addendum

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

Article 1 Definition

The meanings of the following nouns used in this document and the attachments shall be defined herein:

1. “Buyer” refers to Shanxi Zhangze Electric Power Co., Ltd., including its legal successor and assignee.

2. “Seller” refers to Zhongshan Mingyang Electrical Appliance Co., Ltd., including its legal successor and assignee.

3. “Contract” refers to all parts in this document and the attachments, including modifications and complements irregularly performed by two parties of this contract under the contract.

4. “Total Contract Price” refers to the price which shall be paid to the Seller under the contract after the Seller completely fulfills its contract obligations. See Article 3 of this contract for detailed information.

5. “Effective Date” refers to the effective date of the contract specified in Article 19 of this contract.

6. “Contract Equipment” refers to equipment, materials, special tools, spare parts along with the machine, consumables, all items and related data provided by the Seller under the contract, including any component which shall be included in the wind power generating unit in order to ensure that the contract equipment achieves the design ability.

7. “Turbine” refers to MY1.5se wind power unit.

8. “Line Units” refers to turbines connected to one power collecting line.

9. “Assembly” refers to the final assembly which the gear box, the variation paddle device, the electric generator and the auxiliary equipment form the equipment in the engine room.

10. “Delivery Completion” refers to complete delivery of turbine equipments and parts, and pass the material inspection by both parties

11. “Technical Data” refers to the contract equipment, and design, manufacture, inspection, installation, testing, commissioning, 240 certification, final certification, operation, maintenance, technical guide and other technical data (including drawings, all comments, standards and all software, etc.) relevant to the contract equipment. See Article 5.6 of this contract for detailed information.

12. “Technical Service” refers to overall-process services provided by the Seller such as technical guide, technical cooperation, technical training and so on corresponding to the project design, inspection, installation guide, testing, commissioning, 240 certification, final certification, operation and maintenance related to the contract equipment.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

13. “Installation” refers to installation work related to the equipment, system and materials, including hoisting, installation and connecting equipment according to the design drawing.

14. “Commissioning” refers to testing and adjustment of the single turbine and units of turbines to achieve the technical specification under this contract in order to perform commissioning.

15. “Durability Test” refers to 240 hours continuous operation of turbines under stable environment for verifying consistent performance of turbines with the power grid connection

16. “240 Certification” refers to certification of all the turbines of the contract by the Buyer upon completing durability test.

17. “Warranty Period” refers to 24 months period since the time of 240 certification, during which the Seller shall ensure that the contracted equipments operating stably as per contract specification and will remedy any defects without charge

18. “Final Certification” refers to certification performed by the Buyer at the expiration of the warranty period

19. “Equipment Defects” refers to the situations that the units (including components, raw materials, forge pieces, elements, etc.) of this contract do not reach the requirements of the performances and the quality standards specified in this contract because of improper design, material selection, manufacture, installation guide, testing and other links of the Seller.

20. “Equipment Spare Parts” refers to the spare parts provided along with the contract unit and necessary for the installation, testing, commissioning and quality guarantee period, including the spare parts which must be replaced due to the quality problems of the equipment provided by the Seller.

21. “Recommended Spare Parts” refers to the spare parts necessary for the normal operation of the contract equipment after the quality guarantee period.

22. “Special Tools” refers to the special tools provided along with the contract unit and necessary for the installation, testing, commissioning and quality guarantee period.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

23. “Equipment consumables” refers to the consumables necessary for the normal operation and maintenance of the unit during the quality guarantee period of the contract.

24. “Subcontractors” refers to other legal persons, their successors and the assignees authorized by the legal persons subcontract the goods of any parts within the supply scope of contract to the Buyer for confirmation.

25. “Contract Site” refers to the site for the equipment delivery and installation of the contract, namely CPI Bayin Obo 49.5MW Wind Farm.

26. “Wind Farm” refers to the wind farm for installing the MY1.5se wind power unit. The address is Bayin Obo Wind Farm, Damao Banner, Inner Mongolia.

27. “Day, Month, Year” refers to the day, month and year of Gregorian calendar; “Day” refers to the calendar day; “Week” refers to 7 days.

Article 2 Scope of Contract

2.1 See Attachment 2 for the detailed supply scope of contract.

2.2 The supply scope of contract shall include all contract equipment and relevant technical data and technical services, and shall include the design and relevant technical document of the tower and the fan base, the delivery quality acceptance of the tower and the completion acceptance of the fan base. But if the wind power unit has any omission and shortage during the contract execution process, and if any parts which are not listed in the delivery list and shall be provided by the Seller within the scope of supply according to the industry practices, and is necessary for meeting the requirement of the performance guarantee value for the contract equipment, the lacked equipment and technical services shall be supplemented by the Seller, and the Buyer shall be free of charge.

Article 3 Contract Price

3.1 The total price of this contract is 298,475,000 Yuan (RMB two hundred and ninety eight million four hundred and seventy five thousand Yuan).

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

The price of this contract is the free on truck at the place of the construction site designated by the Buyer, including the prices of 33 MYI.5se fans, and the packing charges, the shipping charges, the transport charges and insurance expenses and the technical service charges (including the charges on providing the design data and quality inspection of the tower and the base), and including all charges related to all obligations borne and all work of the Seller in this contract, such as the relevant charges (including taxes) payable of the contract equipment.

3.2 The sub-item prices of the contract are as follows:

3.2.1 The price of the contract equipment is 288,585,000 Yuan (RMB two hundred and eighteen eight million five hundred and eighteen five thousand Yuan).

The prices of the contract equipment include the taxes, the technical data charges and the packing charges which are related to the equipment and shall be paid by the Seller, and all charges occurring when the goods are delivered to the delivery place of the contract site designated by the Buyer.

3.2.2 The technical service charges are 1,360,000 Yuan (RMB one million three hundred and sixty thousand Yuan).

The technical service charges include all charges within the service scope of the Seller in Article 7 of this contract and incurred by the Seller’s personnel going to the Buyer’s site, including the Seller’s site technical service charges, the technical training charges, the design liaison meeting charges, the tower and base design data and the quality inspection charges, and the salaries (including the individual income tax and the living expenses, etc.) of the Seller’s personnel and the travel cost on going to and coming back the Seller’s site. The Buyer shall provide the Seller’s technical personnel with the convenient living and working conditions within the compass of Buyer’s power for performing this contract on site, but the charges on living, accommodation, working, communication, medical care, traffic, etc. shall be at Seller’s expense.

3.2.3 The transport charges and insurance expenses are 85,300 Yuan (RMB eight million five thousand three hundred Yuan).

The transport charges shall be the charges of the delivery site designated by the Buyer in the contract equipment site, excluding the site discharge expenses. The insurance expenses shall be the expenses incurred by handling the insurance specified in Article 5.5.

3.3 See Attachment 6 for the details of the sub-item prices in the contract.

The total price of this contract shall be the fixed price including the tax during the duration of contract. The Seller shall ensure to delivery on time according to the requirements of the contract. Both the Buyer and the Seller shall ensure that the contract price will not be adjusted whether the internal or external political or economical situations change or not after the contract is signed.

Article 4 Payment

4.1 Currency type: RMB shall be used in this contract.

4.2 Payment type: bank exchange.

4.3 Payment of contract fund

4.3.1 Payment of advance payment

The Seller shall provide the following documents within 20 days after receiving the written notice specified in Clause A of Article 19.1 in the contract. The Seller shall pay 10% (28,858,500 Yuan, RMB twenty eight million eight hundred and fifty eight thousand and five hundred) of the total equipment price in this contract to the Seller as the advance payment within 4 weeks after checking there is no error:

A. One original and two copies of Letter of Guarantee issued by the bank as the surety, which amount is 10% of the total contract equipment price, irrevocable and taking the Buyer as the beneficiary. See Attachment 10 of the contract for the format.

B. One original and two copies of financial receipt which amount is 10% of the total contract equipment price.

4.3.2 Progress Payment

The Buyer shall pay 20% (57,717,000 Yuan, RMB fifty seven million seven hundred and seventeen thousand Yuan) of the total equipment price in this contract to the Seller as the progress payment within four weeks after the Buyer receives the following documents from the Seller and checks there is no error:

A. Hard copy of the supply contract (meeting the quantity, quality and technical requirements of this contract) signed by the Seller and the subcontractors of the blade, the electric generator, the gear box, the wheel hub, the main shaft, the motor boat and the bottom plate of the engine room.

B. One original and two copies of financial receipt which amount is 10% of the total contract equipment price.

4.3.3 Payment after equipment delivery

The Buyer shall pay 55% of the total contract equipment price (158,721,750 Yuan in total, RMB one hundred and fifty eight million seven hundred and twenty one thousand seven hundred and fifty Yuan) for this batch to the Seller within four weeks by dint of the following documents submitted by the Seller after the Seller accomplishes delivery for each batch and the Buyer checks the amount, accepts and checks there is no error:

A. One original and four copies of “Goods Acceptance Certificate” signed by the Buyer’s representative;

B. One original and two copies of value added tax invoice which amount is 100% of the total contract equipment price for this batch.

C. One original and two copies of detailed packing list;

D. Certificate of quality;

E. One hard copy of policy meeting the Article 5.5 of this contract.

4.3.4 Payment of 240 certification Amount

The Buyer shall pay 10% of the total unit contract equipment price (28,858,500 Yuan in total, RMB twenty eight million eight hundred and fifty eight thousand seven hundred Yuan) to the Seller as the 240 certification amount within 28 days by dint of the following documents submitted by the Seller after each unit generation set passes through 240 certification and after the Buyer checks there is no error:

A. One original and four copies of 240 certification Certificate signed by both the Seller and the Buyer;

B. One original and two copies of financial receipt which amount is 10% of the total unit contract equipment price.

4.3.5 Payment of Technical Service Charges and Transport (including insurance) Charges

The technical service charges shall be paid by three times, namely, after arrival of first batch of equipment, after arrival of all equipment, and after quality guarantee period. The Buyer shall pay 30%, 60% and 10% respectively within four weeks by dint of the invoice issued by the Seller.

The transportation (including insurance) charges shall be paid according to the actural costs each batch by dint of the invoice issued by the Seller.

4.3.6 Payment of Quality Guarantee Period

The Buyer shall pay 5% of the total unit contract equipment price (14,429,250 Yuan in total, RMB fourteen million four hundred and twenty nine thousand two hundred and fifty Yuan) to the Seller as the payment of the quality guarantee period within 28 days by dint of the following documents submitted by the Seller after each unit generation set passes through final certification and after the Buyer checks there is no error:

A. One original and two copies of financial receipt which amount is 5% of the total unit contract equipment price.

4.4 Deduction and Payment of Penal Sum

The Buyer shall be entitled to deduct the penal sum and / or compensation from any of the above account payable or performance bond or quality guarantee period bond when the Seller has obligation to pay the penal sum and / or compensation under the contract to the Buyer.

4.5 Payment of Main Subcontracted and Purchased Equipment

4.5.1 Because the Buyer has no relationship with the contract subcontractors and the purchased equipment suppliers of the Seller, the subcontracted and purchased equipment of the Seller for the contract equipment shall be at the Seller’s expense. However, if the subcontracted and purchased equipment of the Seller may be not delivered on time due to several reasons (the Buyer pays to the Seller on time, but the Seller do no pay to its subcontractors or purchased equipment suppliers on time) to influence the construction progress, the Buyer will have the right to temporarily suspend payment to the Seller. After the Seller pays the relevant fund to its subcontractors or purchased equipment suppliers, the Buyer will continue to pay to the Seller, but the Buyer will affix the responsibility for the construction delay of the Seller.

4.5.2 If the Seller does not still pay to its subcontractors or purchased equipment suppliers, the Buyer will have the right to pay to its subcontractors or purchased equipment suppliers for the purpose of ensuring the construction progress. However, under this condition, the Seller must assist the Buyer to separately sign the transfer payment agreement with the subcontractors or purchased equipment suppliers of the Seller. At the same time, the transfer payment in this agreement along with the loan interest incurred by the Buyer will be deducted from the next payment of the Buyer to the Seller.

4.6 The bank charges related to contract execution and incurred by the Buyer with the bank shall be at the Buyer’s expense, and the bank charges related to contract execution and incurred by the Seller with the bank shall be at the Seller’s expense.

Article 5 Delivery and Transportation

5.1 The delivery period and sequence shall meet the requirement of the equipment installation progress and sequence for the engineering construction of this contract, and shall ensure timely and overall shipping as far as possible. See Attachment 4 of the contract for the detailed delivery time.

5.2 Transport of Contract Equipment

5.2.1 The Seller shall ask the transportation department to transact the transport plan required for the equipment shipping application, and shall be responsible for the transport of the contract equipment from the Seller to the delivery site of the contract site.

5.2.2 The Seller shall provide the name, gross weight, total volume, unit price and total price of each batch of goods, the preliminary delivery plan for the delivery date, the general list and general packing list of goods under this contract to the Buyer within 60 days in accordance with the Attachment 4 of this contract.

5.2.3 The Seller shall notify the Buyer all contents in Article 5.2.4 by fax before 15 days each batch of goods is predicted to be shipped.

5.5 The Seller shall notify the Buyer the following contents of this batch of goods by fax within 24 hours after each batch of goods is prepared and shipped.

(1) Contract number;

(2) Goods preparation and shipping date;

(3) Predicated goods arrival date;

(4) Goods name and number;

(5) Gross goods weight;

(6) Total goods volume;

(7) Total packing case quantity;

(8) Transportation vehicle number, ship number and waybill number;

(9) Name, weight, volume and package number of goods with weight over 20 tons (including 20 tons) or size over 9m×3m×3m. Such equipment (component) must be marked with its center of gravity and hoisting position, and shall be attached with the schematic drawing;

(10) The special articles (inflammable, explosive and noxious articles, other dangerous articles and equipment or articles which have special requirements to the temperature, other environmental factors and the shock during the transport process) must be marked with their names, natures, special protective measures, storage methods and methods for dealing with the accidental situations.

5.3 Delivery Time and Place

Delivery time: the date that the goods of each unit arrive at the delivery place of the contract site (the Buyer shall sign the acceptance certificate of the equipment) is the actual delivery date, which is the basis for calculating and paying the loss of the lately delivered goods in accordance with Article 10 of this contract. From the date when the Buyer’s representative signs the acceptance certificate, the ownership of contract equipment shall be transferred to the Buyer from the Seller.

Delivery place: site designated by the Buyer in CPI Damao Banner Bayin Obo Wind Farm

5.4 Delivery Inspection

After the goods arrive at the contract site, the Buyer shall come to the delivery site in time after receiving the notice of the Seller, and shall sign a Goods Acceptance Certificate in quintuplicate with the Seller after checking there is no error in goods’ package, appearance and package number according to the waybill and the packing list. The buyer will have a right to reject to sign the Goods Acceptance Certificate if there is any unconformity or equipment loss or damage due to the package breakage. The Seller shall supply the deficient and damaged goods in time, shall bear the charges incurred herewith, and shall not influence the installation period of the contract equipment, otherwise the Seller will bear the responsibility for the compensation of the construction period delay.

5.5 Transportation Insurance of Contract Equipment

The Seller (including the blade matching manufacturer) shall insure the transportation insurance that the amount insured is 110% of the equipment value of this part for the shipped contract equipment (referring to the blades and the main machine). Such insurance shall be insured to the domestic commercial insurance company. The Seller shall be the beneficiary, the insurance liability period shall be 90 days from the Seller’s warehouse to the delivery of the contract equipment, and the benefits of the Seller under this policy can be transferred to the Buyer.

5.6 See Attachment 3 for the detailed technical data requirement and delivery schedule.

Article 6 Packing and Marking

6.1 All goods delivered by the Seller shall conform to the regulations on package and warehousing and transportation indicating signs in the national standard and the regulations of the transportation department, shall be provided with the firm package suitable for long-distance transportation, multi-frequency handling, loading and unloading, and shall have vibration damping and shock resistant measures to ensure that the contact equipment can be transported to the site safely without damage. If the package can not prevent the equipment damage caused by the vertical or horizontal acceleration during the transportation, loading and unloading process, the Seller shall deal with the design structure of the equipment.

The Seller shall pack the contract equipment according to the different shapes and characteristics, and shall take the protection measures such as moisture protection, rain prevention, mould proof, rust protection, corrosion protection and shock proof according to the equipment characteristics to ensure that the goods can be transported to the installation site of the contract equipment safely without any damage or corrosion. The Seller shall appropriately paint the contract equipment to accommodate the long-distance offshore and overland transportation conditions and demands for hoisting, unloading, long-term air storage and actual operation so as to prevent the damage caused by the sleet, wetting, rust, corrosion, shock and mechanical and chemical effects.

Before product packaging, the Seller shall check and clear all foreign matters and ensure all parts and components complete.

6.2 The Seller shall clearly mark the component number and the part number in the shop drawing for all loose packed components in the packing case and the bale.

6.3 The Seller shall print the following marks with the fadeless paint in visible Chinese characters on four sides of each packing case.

(1) Contract number;

(2) Destination;

(3) Name of supply/receiving unit;

(4) Equipment name and drawing number;

(5) Case number/piece number;

(6) Gross weight/net weight (kg);

(7) Volume (length × width × height, in MM).

6.4 For the goods with the weight equal to or larger than 2 tons, the center of gravity and the hoisting point shall be marked with the signs and patterns commonly used for transportation on the side surface of the packing case to facilitate handling, and the hoisting tools and the instruction documents shall be provided for free.

The Seller shall mark “be careful”, “Handle with care”, “Upward”, “Rain prevention”, “Moisture protection”, “Don’t turn upside down”, “Heat protection”, “Far away from radioactive source and heat source”, “Sling here”, “Center of gravity”, “Stacking weight limit”, “Stacking layer number limit”, “temperature limit” and other conventional signs on the case body according to each characteristic and different transportation, loading and unloading requirements, and shall conform to the regulations of GB191 and GB6388.

6.5 For the bare goods, the related contents shall be marked with the metal labels or directly marked on the equipment proper. The large goods shall be provided with sufficient goods supports or packing stow woods at the Seller’s expense.

6.6 The detailed packing list including the name, quantity, number and the like of the separate package, the manufacturer certificate or the quality certificate shall be respectively provided in duplicate in each packing case. The product delivery quality certificate and the technical instruction shall be respectively provided in duplicate in each packing case of the purchased pieces.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

6.7 The Seller shall submit three sets of shipping documents to the Buyer within 3 days after the equipment shipment according to the provisions of Article 6.6.

6.8 The spare parts and the special tools shall be packed respectively. The above contents shall be marked outside the packing case, and shall be marked with the characters of “Spare Parts” or “Special Tools” for bulk delivery.

6.9 The Seller shall attach the labels on the bale packed or the bundled bulk accessories. The labels shall be written with the clear Chinese print and shall be marked with the relevant contents of Article 6.3.

6.10 The bulk sporadic components for each equipment and material shall be packed in an appropriate way in the proper size case.

6.11 The grid case or similar package shall be used for packing to prevent the equipment and the parts and components from being stolen or damaged by other articles or rain.

6.12 The Seller and its subcontractors shall not use the same case number to mark any two cases. The packing cases shall be continuously numbered, and the sequence of the packing case numbers shall be still successive during the overall shipping process.

6.13 For the goods with the bright and clean machined surface required to be precisely assembled, the machined surface shall be the superior and durable protective layer (shall not be painted) so as to prevent rustiness and damage before installation.

6.14 The package provided in the technical data delivered by the Seller shall be suitable for long-distance transportation, multi-frequency handling, rain prevention and moisture protection. The cover page of each technical data shall be marked the following contents:

(1) Contract number;

(2) Name of supply and receiving unit;

(3) Destination;

(4) Gross weight;

(5) Case number/piece number.

Each data delivered along with the contract equipment shall be accompanied by the detailed list of the technical data in duplicate to mark the serial number, the document item numner, the name and the page of the technical data.

6.15 When the goods are damaged or lost because of improper package or keeping of the Seller, wherever or whenever discovered, after confirmation, the Seller shall replace, repair or compensate according to the provisions of Article 10 in this contract. When the goods are damaged or lost during the transport process, the Seller shall notify the Buyer within 24 hours, and shall be responsible for negotiation with the transportation department and the insurance company. At the same time, the Seller shall supply the deficient goods to the Buyer to meet the demand of the construction period.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

The Seller shall avoid the phenomenon that the equipment is squeezed and collided to cause package breakage because of excessive loading for saving the transport charges. If such situation happens, the Seller shall bear the corresponding responsibility.

Article 7 Technical Service and Technical Liaison

7.1 The Seller shall provide technical services related to the contract equipment (including design data and quality inspection of tower and foundation), and shall be liable for salvation of relevant manufacturing quality and performance problems founded in the installation, testing and commissioning process of the contract equipment as well as periodic equipment overhaul within the shelf life.

7.2 For technical services or site work for the contract equipment of the Seller’s subcontractor, the Seller shall propose written technical services or work scheme through unified organization and coordination and shall get the consent of the Seller, and the relevant expenses shall be borne by the Seller.

7.3 The Seller shall guarantee the technical personnel sent for site services to be the personnel with practical experience, qualification for the work, and necessary certificates for engagement of relevant work. The list of the technical personnel sent for site services by the Seller shall be submitted to the Buyer for confirmation within 30 days before the installation of the contract equipment.

The Buyer shall be entitled to put forward to replace the Seller’s on-site service personnel in non-conformance with requirements, and the Seller shall reselect the service personnel recognized by the Buyer in accordance with site requirements. If the Seller does not reply within 7 days after the Buyer proposes the foregoing written requirements, the case shall be treated as construction period delay as per Article 10.

7.4 The Seller shall provide interfaces and technical coordination for other equipment and devices connected to the contract equipment, and any expense beyond total contract price shall not be incurred thereby.

7.5 The Seller shall prepare for drawings and installation instructions at the job site, and the Seller’s technical personnel shall be responsible for marking and recording all site changes and/or corrections confirmed by the Buyer’s representative, for listing the construction data related to the goods provided by the Seller into the drawings and storing in electronic form, and handing over the data to the Buyer within 30 days after the 240 certification is completed.

7.6 Both parties shall agree to hold the first technical liaison meeting in Huhhot city at early September, and determine the time for developing the second technical liaison meeting, and all expenses of the second technical liaison meeting shall be undertaken by the Seller.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

7.7 In case of significant matters to be immediately studied and negotiate about by both parties, any party shall advice to hold meetings, and the other party shall agree to attend the meeting under normal conditions.

7.8 Both parties shall sign the meeting or liaison minutes for each meeting and other liaison methods, shall execute the minutes, and the minutes shall be the integral part of this contract.

7.9 In case of amendment of the technical service scheme of installation, testing, commissioning, 240 certification, final certification and operation proposed by the Buyer and confirmed by both parties at the meeting, the Seller must inform the Buyer in writing, and performed after the Buyer is confirmed. In order to meet the requirements for site conditions, the Buyer shall be authorized to give change or correction advices and inform the Seller in writing, and the Seller shall take full consideration and meet the Buyer’s requirements as possible.

7.10 The Buyer shall have rights to distribute all data related to the contract equipment and provided by the Seller to the parties relevant to this project, and shall not constitute any infringement thereby.

7.11 Both parties shall assign authorized representatives while conducting each liaison meeting, other various liaisons as well as matters related to construction, installation, testing, commissioning, inspection, acceptance and 240 certification in construction work.

7.12 For specific requirements for technical services and liaison, see Attachment 7.

7.13 The Seller shall be responsible for planned downtime overhaul and maintenance to the unit plant within the quality guarantee period after each unit plant is pre-accepted.

7.14 The Seller shall train the Buyer’s designated personnel as per the regulations of the contract attachment, and offer the expenses of materials, transportation and accommodation to the Buyer’s designated personnel for such domestic training, and the foreign technical training expenses shall be listed in the total contract price.

Article 8 Manufacture Supervision and Inspection

8.1 Manufacture Supervision

8.1.1 The Buyer will assign the representative to perform equipment manufacture supervision and pre-delivery inspection and know about the equipment assembly, inspection, test and equipment packaging quality conditions. The supervision and inspection standards shall conform to the corresponding standards listed in the technical specifications. The Seller shall cooperate to supervise, provide the corresponding data and standards in time in the manufacture-supervision process, and shall not incur any expense thereby.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

8.1.2 The Buyer must provide the following data or conditions for the manufacture-supervision representative in the supervision process:

8.1.2.1 Production and inspection plan of the contract equipment.

8.1.2.2 Provide the equipment manufacture-supervision content and inspection time within 15 days in advance.

8.1.2.3 Standards (including factory standards), drawing, data, technology, technological process and inspection records (including intermediate inspection records and/or inconsistency report) related to the contract equipment supervision, and the relevant documents and copies of the technical specifications.

8.1.2.4 Provide work and living convenience for the manufacture-supervision representative.

8.1.3 The manufacture-supervision and inspection shall be combined with the actual production process of the Seller’s factory as possible, and generally shall not affect the normal production schedule (excluding downtime inspection when significant matters are founded). If the manufacture-supervision representative can not be present in time within the time informed by the Seller, the Seller’s factory test work can be performed normally, the test results are effective, but the manufacture-supervision representative has rights to understand, check and copy the inspection report and results (transferred as documents) after the event. If the Seller inspects separately without informing the manufacture-supervision representative in time, the Buyer will not acknowledge the inspection results, and the Seller shall perform the inspection again at the presence of the Buyer’s representative.

8.1.4 The manufacture-supervision representative has rights to bring forward opinions while finding equipment and material quality problems or the standards or packaging requirements in unconformity with the regulations in the manufacture-supervision process, the Seller must take corresponding corrective measures to ensure delivery quality. No matter whether the supervision representative requires or knows, the Seller shall actively provide quality defects and problems founded in the manufacturing process of the contract equipment in time, shall not conceal and arbitrarily treat with ignorance of the manufacture-supervision representative.

8.1.5 No matter whether the supervision representative takes part in supervision and ex-factory inspection, the case shall not be deemed as relief of the Seller’s quality assurance responsibilities to be undertaken as per Article 10 in this contract, and the Seller’s responsibilities to be borne for quality also shall not be relieved.

8.2 Factory Inspection and Site Unpacking Inspection

8.2.1 All contract equipment supplied by the Seller shall be performed strict inspection and test as well as sleeve and/or ex-factory entire-machine installation and test. All inspection, test and entire installation (assembly) must be provided with formal record files. After the above work is completed, only the qualified personnel can perform ex-factory shipment. All these formal record files and certificates shall be delivered to the Buyer for archiving as technical data. In addition, the Seller shall provide product certificate and product quality certification documents in the accompanying documents.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

8.2.2 The Seller shall be present at site in time and perform counting inspection to goods package, appearance and number of pieces in accordance with shipping bill and packing list together with the Buyer after the goods are delivered at the destination, if the goods conform to the contract regulations, the Buyer’s representative will sign the “Goods Acceptance Certificate” of this hatch of goods in quintuplicate. In case of disconformities or packing damage, and equipment loss and damage, the Buyer shall be entitled to reject to sign the “Goods Acceptance Certificate”. The Seller shall make up the missing and damaged goods in time, and shall not affect the installation period of the contract equipment, or the Seller shall undertake the liabilities related to construction period delay.

The Buyer shall perform unpacking inspection and goods quantity, specification and quality inspection as possible after the goods are delivered at site. The Buyer shall inform the Seller of unpacking inspection date within 5 days before unpacking inspection, the Seller shall assign inspection personnel to attend the site inspection work, and the Buyer shall offer work and living convenience to the Seller’s inspection personnel. If the Seller’s personnel can not be present at site in the inspection process, the Buyer shall have rights to perform unpacking inspection of his own, the inspection results and records shall be still effective to both parties, and shall be deemed as the Buyer’s effective evidence for proposing claims to the Seller.

8.2.3 If the equipment has any damage, defects and shortage and does not conform to the quality standards and specifications stipulated in the contract due to the Seller’s reasons in the unpacking inspection process, the damage, defects, shortage and disconformities shall be recorded, signed by representatives of both parties in quadruplicate, for two copies of each party, and shall be considered as the Buyer’s evidence for proposing repair and/or claims to the Seller; if the Seller entrusts the Buyer to repair the damaged equipment, all expenses incurred due to repairing the equipment shall be borne by the Seller; if the damage or shortage are caused due the Buyer’s reason, the Seller shall replace or provide with corresponding components as possible on reception of the Buyer’s notification, and the incurred expenses shall be undertaken by the Buyer.

8.2.4 In case of objections to the foregoing repair, replacement and claim requirements proposed by the Buyer, the Seller shall propose the objections within 7 days after the Buyer gives the written notification, or the above-mentioned requirements will be reported for establishment. In case of objections, the Seller shall send the representative to enter into the site to re-inspect together with the Buyer’s representative within 14 days on reception of the notification at his own expense.

8.2.5 If the representatives of both parties can not reach an agreement for inspection records in the inspection, both parties shall entrust the local branch organization of General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China to perform inspection. The inspection results shall be binding to both parties, and the inspection expenses shall be borne by the responsible party.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

8.2.6 On reception of the Buyer’s claims proposed as per regulations in Article 8.2.2 to Article 8.2.5 of this contract, the Seller shall replace, repair or complement the short and missing parts as possible, and the repair, replacement, freights and insurance premium incurred thereby shall be undertaken by the responsible party. If the foregoing claims belong to the Seller’s responsibilities, the claims shall be deducted from the next payment and/or performance guarantee; if the claims belong to the Buyer’s responsibilities, the Buyer shall pay for relevant expenses.

8.2.7 Various inspections described in the above-mentioned Article 8.2.2 to Article 8.2.5 are only the site receiving inspection, even if the founded quality problems or the Seller’s replacement or repair performed as per claim requirements shall not be deemed as the relief of the quality assurance responsibilities to be undertaken by the Seller as per Article 10 of this contract and the regulations of the contract attachments.

8.3 Tower and Fan Foundation Quality Acceptance

8.3.1 The Seller shall assign the personnel to take part in the ex-factory quality acceptance of the Buyer’s tower at his own expense, and sign the tower ex-factory quality acceptance certificate together with the Buyer.

8.3.2 The Seller shall assign the personnel to take part in the completion quality acceptance of the fan foundation at his own expense, and sign the fan foundation completion quality acceptance certificate together with the Buyer.

8.4 The Seller shall be responsible for tower manufacture supervision and be borne relevant expenses for the Seller’s manufacture supervision, and see Attachment 5 for other manufacture supervision items. The Seller’s manufacture supervision personnel shall be liable for relevant training for tower manufacture supervision to the Buyer’s manufacture supervision personnel.

Article 9 Installation, Commissioning, 240 Durability Test and Certification

9.1 General

The Seller shall take charge of guiding the tower and unit installation work, the installation shall be performed by the Buyer at the guidance of the Seller, the Seller’s personnel shall be liable for errors and mistakes in the installation guidance process, and the Seller shall be liable for unit testing and commissioning with the Buyer’s assistance and cooperation.

9.2 Installation

9.2.1 The equipment installation scheme shall be submitted to the Buyer by the Seller within 2 months after the contract is signed, and shall be approved by both parties.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

9.2.2 Prior to installation, the technical personnel of both parties shall completely check the equipment and design drawing data provided by the Seller for completeness, and the tower, civil work, electrical work in the charge of the Buyer for installation conditions.

9.2.3 The Seller’s personnel will direct the Buyer’s personnel responsible for installation to complete the work as per the required precision and quality.

9.2.4 The safety and environmental protection measures shall be proposed in the equipment installation scheme, and shall be followed by the personnel of the Buyer and the Seller through supervising, and the work staff of the Buyer and the Seller must abide by site safety and environmental regulations.

9.2.5 Inspection shall be performed upon installation of each unit

9.3 Testing and Commissioning

9.3.1 The Seller shall perform testing as soon as possible after the installation is completed as per the installation specified in the foregoing Article 9.2, the detailed testing procedures shall be submitted to the Buyer by the Seller within 30 days before testing, and be approved by both parties.

9.3.2 The Seller shall arrange the qualified technical personnel to prepare for sufficient spare parts, special test instruments and equipment, special tools as well as other items specified in this contract in order to ensure smooth testing.

9.3.3 If the contract equipment fails to conform to the requirements stipulated in this contract during the testing period, both parties shall investigate together. The responsible party shall take measures to eliminate defects and/or ensure smooth testing, and bear the expenses incurred thereby.

9.4 240 Durability Test

9.4.1

After the commissioning of each unit, 240 durability test will be conducted to ensure the stable performance of turbines assuming the natural environment and wind conditions allow, the seller should remedy any defect within 6 months. If the defct cannot be corrected during 6 months period, then the parts or unit will be replaced without charge

9.4.2 The Seller shall submit the detailed operation procedures to the Buyer’s site representative within 30 days before the commissioning is started, and shall be reviewed and approved by both parties.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

9.5 The Seller shall not be responsible for the unrealized quality assurance and guarantee indexes for the following reasons:

9.5.1 Component replacement or repair performed by the Seller’s non-authorized personnel.

9.5.2 Adopted non-recognized materials, design or other supplies of the Seller.

9.5.3 Buyer’s improper operation or error through acknowledging of both parties.

9.5.4 Buyer’s failure to operate and maintain the fan as per the requirements in the Seller’s operation and maintenance manual

9.5.5 Force majeure factor.

9.6 240 certification

The following conditions must be provided before 240 certification:

The single unit shall be completely installed;

All units within the unit are commissioned;

All unit plants meet the contract requirements and national and industrial technical specifications;

All problems have been handled properly after the unit is commissioned.

Both parties shall sign the 240 certification certificate in quadruplicate when the unit plants are commissioned and reach the indexes stipulated in this contract, and see Attachment 10 for 240 certification certificate format.

9.7 Final certification

Both parties shall sign the final certification certificate in quadruplicate when the quality assurance period expires and the equipment operation meets the stipulations in this contract and attachments.

9.8 If the batch of units can not be pre-accepted for the Buyer’s reason more than 10 months from the delivery date of the last unit of each batch, the unit shall be deemed to pass the 240 certification, and both parties shall sign the 240 certification certificate of this batch of units within 15 days thereafter and the quality guarantee period starts. If final certification can not be performed to this batch of units for the Buyer’s reason within 24 months since the foregoing 240 certification, and the unit shall be deemed to pass the final certification after the expiration of the quality guarantee period, and both parties shall sign the final certification certificate of this equipment within 20 days thereafter.

9.9 The 240 certification certificate shall be issued as per Article 9.6 and Article 9.7. However, the contract equipment performance and parameters provided by the Seller and the issued 240 certification certificate shall be received as per the contract requirements, but the Seller’s responsibilities under the contract shall not be relieved.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

Article 10 Guarantees and Claims

10.1 The quality assurance period of wind power generating unit in the contract equipment shall be 24 months after the 240 certification certificate is signed. The Seller shall guarantee that the unit can be stably operated in conformity with the technical performance and guarantee indexes specified in the contract and attachments, and shall be liable for eliminating any defect exists in the contract equipment free of charge.

10.2 The Seller shall guarantee to the Buyer that the provided contract equipment shall conform to this contract and the standards specified therein, and shall take charge of integrality, reliability and sophistication within the scope of supply, and the provided equipment is the new, advanced-technical, secure, economic, efficient, mature and reliable equipment and meet the long-term safe and stable operation requirements for the unit equipment. In case that the above responsibilities are not fulfilled for the Seller’s reason, any loss of the Buyer shall be compensated by the Seller in accordance with the provisions of Article 10.10.

10.3 The Seller shall guarantee that the equipment provided under this contract items shall be the new, advanced-technical, secure, efficient, mature and reliable equipment and be free from design, material and workmanship defects, and meet the site operation requirements.

10.4 The Seller shall provide all new or improved experience and technology related to this wind farm as well as security improvement data free of charge within the service life of the unit equipment. The Seller shall guarantee to the Buyer that the above technology and data used in the wind farm as well as various technology and data related in the contract equipment shall not constitute infringement to any third party. In case of required by the Buyer, the Seller shall show the valid intellectual property certification documents to the Buyer.

10.5 The Seller shall guarantee that the delivered technical data shall be unified and complete, and the content is correct, accurate and able to meet the design, installation, testing, operation and maintenance requirements for the contract equipment.

10.6 The Seller shall guarantee to send the qualified technical personnel to perform the necessary technical services and technical training of installation, commissioning, acceptance, operation and maintenance.

10.7 During the execution of this contract, if the defects and incorrect technical data are founded to the equipment provided by the Seller, or if the project rework and equipment or material rejection occur due to the guidance error and negligence of the Seller’s technical personnel, the Seller shall perform free replacement and repair immediately. In case of replacement, the Seller shall bear all expenses incurred thereby and installation site replacement, and the replacement or repair period shall be no later than 1 month from the day when the Seller’s responsibilities are proven, or the case shall be handled as per Article 10.9. The damaged equipment caused by the Buyer’s construction, installation and testing in non-compliance with the technical data, drawings and instructions provided by the Seller as well as the guidance of the Seller’s site technical service personnel shall be repaired and replaced by the Buyer, but the Seller shall provide the components required to be replaced as possible, the Seller shall transport the emergency components required by the Buyer with the fastest methods, and the Buyer shall bear all expenses.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

10.8 If the equipment fails within the above quality assurance period for the Seller’s reason, the Seller shall repair or replace the equipment in time, and compensate the direct losses incurred thereby to the Buyer.

10.9 If the defective key components are required to be replaced and repaired due to the Seller’s responsibilities (blade, generator, gear box / variable pitch device and yaw bearings), and the contract equipment is stopped or delayed for installation, the quality assurance period of these key components shall be extended accordingly as per the actual repair or replacement time delay.

If the seriously defects are founded to the contract equipment within the quality assurance period and if the equipment performance can not meet the requirements, the quality assurance period shall be calculated again after these defects are corrected.

10.10 Penalties

10.10.1 The amount of penalties shall be calculated with the following methods if the equipment does not meet the quality assurance indexes within the quality assurance period (the following indexes shall be annually assessed):

Guarantee contents            Guarantee index            Penalties

Availability rate        ≥ 95%    Penalties: 1% of contract price for every 1% point of shortfall

Power curve    ≥ 95%    Penalties: 1% of contract price for every 1% point of shortfall

The total amount of the above penalties shall not exceed 10% of the total contract price, and the Buyer shall have rights to deduct the above penalties from the any payment to be paid to the Seller.

If the power curve negative deviation of the single fan exceeds 10%, the Buyer shall have rights to require the Seller to replace the unit, and the expenses incurred thereby shall be borne by the Seller.

The Buyer and the Seller shall joint assess the power curve and availability through proposing by the Buyer. If the Seller fails to perform the assessment within 30 days after the Buyer proposes requirements, the Buyer shall have rights to assess of his own, and the assessment results shall have binding effect on the Seller. In case of joint assessment of both parties, both parties shall invite the third party to verify the objections to the assessment results. If the commonly recognized third party can not be determined within 30 days, the Buyer shall have rights to invite the qualified third party of his own, the third-party’s assessment shall be final, and the expenses for inviting the third party shall be borne by both parties.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

10.10.2 The Seller shall guarantee to provide complete, clear and correct technical data which shall meet the equipment installation, operation and maintenance requirements. If the technical data contents are incomplete or incorrect, the Seller shall replace the data, and bear the Buyer’s direct losses incurred thereby.

10.10.3 If the contract equipment can not be delivered on time due to the Seller’s responsibilities, the Seller shall pay penalties as per the following ratio:

a. Delay for 1 to 4 weeks: the paid penalties shall be 1% of the delayed goods value with the time delay of 1 week.

b. Delay for 5 to 8 weeks: the paid penalties shall be 2% of the delayed goods value with the time delay of 1 week from the 5 week.

a. Delay for above 8 weeks: the paid penalties shall be 3% of the delayed goods value with the time delay of 1 week from the 8 week.

With the above calculation methods, the time delay of less than 1 week shall be calculated as 1 week, the accumulative penalties shall not exceed 10% of total price of the contract equipment, and the Buyer shall have rights to deduct the above penalties from the any payment to be paid to the Seller.

The payment for penalties shall not relieve the Seller’s continuous delivery responsibilities as per contract regulations.

If any batch of contract goods is delivered with the time delay of 12 weeks due to the Seller’s responsibilities, the Buyer shall have rights to terminate the partial or whole contract without getting any commitment of the Seller.

If the force majeure event occurs, the Seller shall not pay penalties to the Buyer.

10.10.4 If the Buyer can not pay on schedule, the Buyer shall compensate as the bank loan interest over the same period:

If the payment is delayed for more than 12 weeks, the Seller shall have rights to terminate the partial or whole contract.

If the force majeure event occurs, the Buyer shall not pay penalties to the Seller.

10.10.5 If the technical documents specified in Article 5.6 can not be delivered within the period stipulated in this contract due to the Seller’s responsibilities, the penalties shall be paid as per 0.2% of contract fees for technical services for 1 week delay for delivery, and the time delay less than 1 week shall be calculated as 1 week.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

10.10.6 The Seller’s delay for paying penalties shall not relieve the Seller’s all obligations to undertake in the contract.

10.11 Unit Output Assessment

The Seller must ensure that the power curve conforms to the contract indexes.

Power performance value calculation formula

Requirements: the site test data values must be identical or exceed 95% of the standard power curve values listed in the contract.

Step I: the site output power shall be converted to the output power with 1.225 kg/m3 standard air density.

Step II: calculate the power output rate of each wind speed section data:

(Converted site power output ÷ output power) X 100% = power output rate

Step III: calculate the performance values:

(Sum of power output rate ÷ data number-sets) = power performance value

If the power curve can not meet contract requirements, the Seller must correct the power curve within 3 months; if not, the case shall be treated as per Article 10.10.1.

10.12 Fan Availability Rate Assessment during the Quality Assurance Period

The Seller shall guarantee the average availability rate of the whole fans shall be equal to or more than 95% within the equipment quality guarantee period, and the availability rate shall be calculated as follows:

A= (Tt-Tcm) / Tt (%)

Or A=[Tt-(Tcum-Ts-Tpm-Tp-ALDT)]/Tt (%)

Wherein: Tt - Number of hours per year, 8760 (h)

Tcum - cumulated downtime (h)

Ts - down time under non-operating wind conditions, down time (h), namely,

V<Vin (cut-in wind speed m/s) and V>Vout: (cut-out wind speed m/s)

Tpm - scheduled maintenance time (h)

Tcm - non-scheduled maintenance time, namely, downtime due to failure of wind power generating unit (h).

Tp - down time due to mis-operation of the use and maintenance personnel (h)

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

ALDT - non-repair time (h)

Non-maintenance time includes electric network failures, force majeure downtime, downtime caused by climatic constraints (such as ice, air temperature exceeding the specified operating limit temperature, etc.).

The whole farm availability rate can be calculated through adding the availability rate of each fan and being divided by the number of fans.

10.13 No matter the loss or damage of the contract equipment is caused due to the Buyer or the Seller responsibilities within the shelf life, the Seller shall replace or supplement the damaged equipment as soon as possible, and then determine the responsible party incurring work equipment expenses.

10.14 After final certification, if the major components (wind wheel, generator, gearbox, principal axis, cabin, machine base plate) are damaged to be replaced within the design and use service life for the designer’s reason, the Seller shall replace the damaged components within the specified period free of charge. If the above major components are damaged to be replaced within 2 years after the shelf life due to the Seller’s manufacturing and materials, the Seller shall provide the components within the specified period free of charge.

Article 11 Spare Parts and Special Tools

11.1 The Seller shall provide accompanying spare parts, accompanying consumables and special tools required in installation, testing, operation and maintenance in the delivery of equipment; and the prices of accompanying consumables and special tools are included in the contract equipment prices. See Attachment 2 for details of list of spare parts.

11.2 The Seller shall be allowed to use the Buyer’s accompanying spare parts within the shelf life for replacement of spare parts during the normal overhaul and maintenance period of the contract equipment, and the Seller shall complement as per the list of accompanying spare parts after the shelf life.

11.3 The special installation tools shall be delivered to the contract site accompanying with the first batch of equipment.

11.4 The Seller shall provide the list of recommended two-year’s spare parts to the Buyer before the shelf life (including prices and corresponding manufacturer names).

11.5 The Seller (including the Seller’s subcontractor) shall sell the spare parts to the Buyer at preferential prices within the unit service life specified in the contract.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

Article 12 Infringement and Confidentiality

12.1 Any party shall be liable for holding strict confidentiality for the special technology, relevant technical data and all contents of this contract to any second party; and both parties shall ensure the personnel performing the contract to undertake the same confidentiality obligations.

12.2 Any party shall be liable for confidentiality obligations for the business secrets obtained or understood by him and / or his technical personnel in the contract performance process, and shall not use or disclose such notification without prior written permission of the other party.

12.3 The confidentiality obligations do not be applied to the following relevant conditions:

Information entered the public domain in current or future disclosure;

Information which can be proved to be abtained and processed by one party in disclosure and to be currently, directly or indirectly abtained from the other party;

Information lawfully received from the third party without confidentiality obligations.

12.4 The Seller shall guarantee that the equipment sold to the Buyer (including the entire equipment and all components of the equipment) is legally obtained, and effectively applied to all relevant intellectual properties in the country and region where the Buyer lives. If the Buyer suffers from recourse, litigation or arbitration of any third party because of purchasing and using the technology and equipment provided by the Seller, or suffers from penalties, judgments and execution of the national government departments, administrative and judicial organs in the country where the Buyer lives, the Seller shall compensate the Buyer’s all losses incurred thereby.

12.5 The Seller shall provide all new or improved data on aspects of operating experience, technology and safety free of charge within the service life of the contract equipment.

Article 13 Performance Guarantee

The Seller shall ensure that the validity period of performance guarantee issued by the bank as per Article 4.3.1 of this contract shall be from the day when the performance guarantee is issued to the day when both parties sign the 240 certificate of the last unit of wind power generating unit, and shall also specify that if the existing contract disputes can not be settled at this time, the validity period of performance guarantee shall be prolong to the day when the above disputes are settled and the credit and debts are paid off.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

If the Seller fails to perform the Seller’s responsibilities and obligations under this contract within the validity period of performance guarantee, the Buyer shall have rights to claim in accordance with the performance guarantee contents.

The Seller shall ensure that the validity period of performance guarantee issued by the bank as per Article 4.3.5 of this contract shall be from the day when the performance guarantee is issued to the day when both parties sign the final certification of the last unit of wind power generating unit.

Article 14 Taxes

14.1 According to the existing national laws, regulations and provisions related to taxes, the Seller shall paid the taxes relevant to this contract in the material purchasing, equipment manufacturing and supplying process.

14.2 The total contract price shall be the same price including tax. All taxes of contract equipment, materials, technical data, technical services, imported equipment / components provided by the Seller shall be included in the total contract price and borne by the Seller.

14.3 All taxes related to this contract and incurred outside of China shall be borne by the Seller.

14.4 If The contract’s imported equipment, components and materials enjoy the national policies of value-added tax and tariff deduction and exemption, the contract’s equipment price shall be the duty-paid price, and the Buyer shall have rights to separate the contract part enjoying national tax deduction and exemption, sign the purchase contract instead of the Seller, and the deducted and exempted interest shall be transferred to the Buyer.

14.5 Although the Buyer signs the purchase contract in Article 14.4 instead of the Seller, the Seller still take full responsibilities for the performance and quality of the provided contract equipment.

14.6 The Seller shall provide the documents of business license and special bill of payment required when the Buyer declares the tax deduction and exemption, and the related expenses are included in the total contract price.

14.7 The tax work in the charge of the Seller is as follows:

14.7.1 Sign the technical supply agreement and the supply contract with the foreign supplier through entrusted by the Buyer according to the provisions of this contract;

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

14.7.2 Transact import license of mechanical and electrical products or important industrial products;

14.7.3 Transact the related matters of customs declaration and commodity inspection;

14.7.4 Take charge of the expenses of customs declaration and commodity inspection, and the relevant freight and miscellaneous charges when the imported equipment, complete set of parts and materials are delivered to the Seller or the delivery place;

14.7.5 Provide the relevant documents and supporting data required for transacting tax reduction or exemption.

14.8 The Buyer shall be responsible for the following taxes work:

14.8.1 Transact the customs declaration and registration matters;

14.8.2 Transact and provide tax reduction or exemption certification and coordinate the Seller’s customs declaration work;

14.8.3 Clarify the customs provisions and requirements for transacting tax reduction or exemption to the Seller;

14.8.4 Sign the authorized agreement for import, customs clearance, commodity inspection agencies with the Seller.

Article 15 Subcontracting and Outsourcing

15.1 The Seller shall not subcontract the equipment / components (including main component outsourcing) under this contract without the consent of the Buyer, and the contents and proportion to be subcontracted by the Seller shall be signed and confirmed by the Buyer in advance on the premise of not affecting the supply progress and quality requirements.

15.2 The Sub-contractor selected by the Seller shall be confirmed by the Buyer in advance, the Seller shall not change the Sub-contractor of the contract equipment and / or materials confirmed by both parties in this contract without the consent of the Buyer, and the Seller shall take full responsibility for the technical and business issues of design, quality, delivery schedule, interface and technical services of the sub-contract equipment.

15.3 The Sub-contractor shall have effective quality assurance system in conformity with ISO-9000 series, and process the capabilities and performance of manufacturing or matching the equipment, spare parts and / or auxiliary device similar to 1500 kw or above grade of wind power generating unit.

15.4 The Seller shall take charge of the behaviors, noncompliance or negligence of the Sub-contractor or his agent or his employee. If the Seller breaches the subcontract, the Buyer shall have rights to implement the subcontract instead of the Seller, and the Seller’s original responsibilities shall be reduced.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

Article 16 Contract Changes, Modifications and Termination

16.1 Contract Changes and Modifications

16.1.1 The Buyer shall have rights to require the Seller of changing one or several items of the contract scope in writing at any time.

16.1.2 The Seller shall not change the scope of the contract without the written consent of the Buyer, or else the Seller has no right to propose the expense and construction period requirements due to project increase and decrease, and the Buyer shall have rights to put forward objections and require compensation.

16.1.3 The Seller shall change as per the Buyer’s change requirements on receiption of the Buyer’s change notification. If the change makes the expenses or period for the Seller’s performance of the contract obligations, the Seller shall propose the case with 14 days on receiption of the change notification, and both parties shall reasonably adjust the total contract price and / or performance period.

16.2 Contract Termination

16.2.1 If the Seller has the following violations, the Buyer can give written termination notice to the Seller to partially or wholy terminate the contract:

Any batch of unit is delivered with the time delay of more than 12 weeks;

The installation guidance, testing and commissioning can not be completed from the period specified in the contract to within 30 days after the expiration of contract period;

The Seller fails to fulfill any other obligations under the contract (except for minor obligations), and can not remedy the violations with 30 days on receiption of the Buyer’s violation notification;

The Subcontractor specified in the contract is changed without the Buyer’s consent.

16.2.2 If the contract can not be performed for above 120 days due to force majeure events, both parties shall have rights to terminate the contract with written notice.

16.2.3 In case of one party’s bankruptcy or insolvency, the other party shall have the right to give out written notice to written notice at any time, in this case, the contract termination shall not affect on the adaptation of any possible remedy methods.

16.2.4 In case that the Buyer completely terminate the contract due to the Seller’s reason, the Buyer has the right to terminate the Seller’s work in 14 days after giving out the notice, and invites the third party to fulfill the remaining part of the contract on his own as required, but the Buyer’s action shall not influence the effectiveness of this contract and the Seller’s responsibilities under this contract, and the Buyer shall have rights to own and use the contract equipment completed by the Seller.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

16.2.5 In case that the conditions in Article 16.2.1 to Article 16.2.3 of this contract occur, the Buyer shall have rights to independently clear and evaluate the contract equipment uncompleted by the Seller and the related technical data and technical services, determine the uncompleted value, and inform the Seller in written form. If the Seller’s amount paid by the Buyer and the uncompleted contract value after evaluation are more than the total contract price, the margin shall be deemed as the Buyer’s debts paid by the Seller, and compensated through deducting from the performance guarantee.

16.2.6 In case of partial termination of the contract for the Seller’s reason, the Buyer can purchase partial similar equipment, documents and services in accordance with the conditions similar to the provisions of this contract, and the Seller shall bear the Buyer’s additional charges incurred thereby. Simultaneously, the Seller must return the Buyer’s paid payment related to the termination part. However, the Seller still shall continue to fulfill the unterminated contract obligations

Article 17 Force Majeure

17.1 Force majeure means the unpredictable, irresistible and inevitably natural disasters (floods, earthquakes, fires and explosions), war (whether declared or not), government acts and other laws and regulations changes. For any party in the contract, when the enforcement of contract obligations is affected due to force majeure, the delay of the performance period of contract obligations shall be equivalent to the delay of period affected by the force majeure, but the total contract price shall not be adjusted due to the force majeure delay.

17.2 The party affected by force majeure shall inform the other party of the force majeure event conditions by fax or telegram within 5 days after the force majeure event happens, and submit the certification documents issued by the relevant authorities to the other party for review and confirmation within 3 days, and the affected party shall also try to reduce the influence and the delay thereby, and immediately notify the other party when the influence of the force majeure is eliminated.

17.3 If both parties’ estimation period of the force majeure event affect lasts for above 120 days, both parties shall resolve the implementation problems of this contract (including problems of delivery, installation, testing, acceptance, etc.) through friendly negotiation.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

Article 18 Settlement for Contract Disputes

18.1 All disputes related to this contract shall be firstly settled through friendly negotiation. In case of failure to come to an agreement after negotiation, any party can submit the dispute to the arbitration commission specified in this contract for arbitration with the agreement of both parties.

18.2 The arbitration commission shall be Beijing Arbitration Commission.

18.3 The arbitration shall be performed in Beijing.

18.4 The arbitration award shall be final, be binding on both parties, and followed and executed by both parties.

18.5 The above mentioned expenses shall be borne by the unsuccessful party except otherwise specified in the above arbitration award.

18.6 This contract shall be continued to perform during the arbitration period, in addition to the matters submitted for arbitration.

Article 19 Contract Validation

19.1 The contract shall take effect with formal signature of legal representatives or entrusted agents (required to be authorized and entrusted by the legal representative in writing) of both parties, official seal, and the following conditions:

The Buyer receives the Seller’s performance guarantee issued as per the format stipulated in the contract.

19.2 The validity period of this contract shall be from the day when the contract is valid to 30 days after the “Final Certificate” of the last unit plant is signed, and this contract shall be terminated after the credit and debt relation of both parties are completely settled, The quality assurance period, confidentiality, responsibilities of breach of contract, dispute resolutions specified in this contract shall not be affected by the termination of the contract.

Article 20 Miscellaneous

20.1 The law applicable to this contract shall be Law of the People’s Republic of China (i.e., Contract Law of the People’s Republic of China and related laws).

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

20.2 The attachments included in this contract are integral part of this contract and shall have the equal legal effect. In case of inconsistency of the attachments with the terms of this contract or vague concept, the terms of this contract shall prevail. All amendment, additions and changes of the terms and conditions of this contract the must be performed in writing. After both parties reach an agreement through negotiation, their respective authorized representatives shall sign the amendment, additions and changes of the terms and conditions of this contract, and the amendment, additions and changes shall be the component element of the contract, and shall have the equal legal effect with the contract. In case of inconsistency or ambiguity for documents at different times, whichever is later.

20.3 The contract obligations undertaken by both parties under the contract shall not exceed the provisions of this contract, and any party of the contract also shall not perform the binding statement, representation, commitment or action to the other party.

20.4 This contract lists the responsibilities, obligations, compensation and remedy provisions of both parties, and any party shall not undertake the responsibilities, obligations, compensation and remedy beyond the provisions of this contract.

20.5 Any party shall not transfer the partial or whole rights or obligations under this contract to the third party without prior consent of the other party.

20.6 The documents and data under the contract mutually provided by both parties (except for the purpose of fulfill the contract) shall not be provided for the third party irrelevant to the “contract equipment” and the related projects.

20.7 Both parties under this contract shall appoint one authorized representatives respectively to take charge of directly handling the technical and commercial issues of the “contract equipment”, and the names and addresses of the authorized representatives shall be notified to the other party when the contract is effective.

20.8 In case of company merger, division or reorganization of any party under this contract, the other party shall be immediately notified of the arrangement of the contract obligations, and the Potentially Responsible Party and the other party shall transact the related contract change procedures, and the Potentially Responsible Party shall continue to undertake the unfulfilled responsibilities and obligations under this contract and guarantee that the performance of the contract obligations and the undertaking of the responsibilities shall not be affected thereby.

20.9 The language used in this contract shall be Chinese, the documents of notice, technical data, instructions, meeting minutes and letter related to the contract implementation process shall be compiled in Chinese, and the documents of technical data and instructions for the imported equipment shall be translated into Chinese.

20.10 This contract has 3 originals and 9 copies, the Buyer shall keep 2 originals and 6 copies, and the Seller shall keep 1 original and 3 copies.

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

20.11 The addresses of both parties are as follows:

	Buyer	Seller

Name	Shanxi Zhangze Electric Power Co., Ltd.	Zhongshan Mingyang Electrical Appliance Co., Ltd.

Address	No. 197 Wuyi Road, Taiyuan, Shanxi	Daling Management District, Zhongshan Torch Hi-tech Industrial Development Zone

Post Code	030001	528437

Contact Person	Tian Rongfeng	Chen Minghai

Telephone	0471—6934260	0760-8588313

Fax	0471-6934277	0760-8588313

E-mail	tianrongfeng@zdthb.com.com	chenminghai@mywind.com.cn

Bank of Deposit		Zhongshan Torch Hi-tech Industrial Development Zone, Zhongshan Branch, Agricultural Bank of China

Account Number		44-319101040004287

Identification Number of the Taxpayer		442000282119033

CPI Bayin Obo 49.5MW Wind Farm Project	Purchase Contract of Wind Power Generating Unit

Page of Signature

Buyer:

Unit Name: Shanxi Zhangze Electric Power Co., Ltd.

Legal representative (or authorized representative):

Signature Date:

Buyer:

Unit Name: Shanxi Zhangze Electric Power Co., Ltd.

Legal representative (or authorized representative):

Signature Date: